Exhibit 10.3

PATENT CROSS-LICENSING AGREEMENT

between

BEGO Medical GmbH

Technologiepark Universität,

Wilhelm-Herbst-Straße 1, 28359 Bremen,

- hereinafter referred to as BEGO -

and

VOXELJET technology GmbH

Paul-Lenz-Strasse 1, 86316 Friedberg

- hereinafter referred to as VOXELJET -

[***]                   Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

PREAMBLE

Whereas BEGO is a manufacturer of customised and industrially made Prosthetic Dentistry centrally in Bremen and distributes it to dental engineering labs.  Whereas BEGO is applying a globally unique rapid prototyping method for making Prosthetic Dentistry from biocompatible metallic alloys.  Whereas BEGO MEDICAL is an affiliate company of BEGO DENTAL which for 120 years has successfully been making dental engineering products in Bremen and distributing them throughout the world.

Whereas VOXELJET is active in the field of development, manufacturing and distribution of industrial 3D Printers for tool-less and fully automated manufacturing of components made of plastic and moulding sand.  Whereas VOXELJET furthermore operates a service centre with such 3D Printers for on-demand manufacturing of moulding sand for metal cast as well as plastic moulding and functional models made of plastic.

Whereas VOXELJET is interested in obtaining from BEGO a licence with respect to certain industrial property rights defined in more detail below.

Whereas BEGO in turn is interested in obtaining from VOXELJET a licence with respect to certain property rights also defined in more detail below.

Whereas BEGO furthermore is interested in exploiting its patents as well as licenced VOXELJET patent rights by awarding licences to Third Parties (“Licensing Scheme”).

Whereas VOXELJET is interested in this Licensing Scheme not limiting and restricting marketing of VOXELJET products and services as well as its customer relationships and unless the Licensing Scheme would conflict with the interests of VOXELJET, in particular by immediate competitors of VOXELJET being given an opportunity of circumvention.

Whereas it is explicitly understood by the Parties that this licensing agreement shall neither directly nor indirectly constitute an implicit licence with respect to property rights of the Parties other than those explicitly mentioned thereon granted to the respective contracting Party or Third Parties. Now, therefore, BEGO and VOXELJET herewith enter into the following Patent Licensing Agreement.

Section 1                                             DEFINED TERMS

For the purposes of this Agreement, the following terms shall be defined as follows:

1.1                               “Field of Application” means

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•                                          relative to VOXELJET — the development, manufacturing, marketing, sale and other type of use of the Contractual Products and the Contractual Processes for the operation of the Contractual Products according to the principle of 3D Printing, however, not for use and/or distribution to customers in the field of Dental Applications (“VOXELJET Field of Application”) as well as

•                                          relative to BEGO — the development, manufacturing, sale and other use of the Contractual Products and Contractual Processes for additive manufacturing in the field of Dental Applications and for additive manufacturing with the exception of additive manufacturing under the 3D Printing principle for any other applications (“BEGO Field of Application”).

1.2                               “Dental Application” is defined as manufacturing of Prosthetic Dentistry, Dental Auxiliary Parts or Dental Casts as well as Drill Jigs.

1.3                               “Prosthetic Dentistry”: restoring of closed row of teeth and thus restoring of chewing ability to original state by inserting artificial dental crowns (crown prosthetic dentistry), bridge prosthetic dentistry or a dental prosthesis. The term of Fixed Prosthetic Dentistry comprises crown prosthetic dentistry and bridge prosthetic dentistry made of metal or ceramics which by means of dental cement is cemented on the ground tooth stumps or on dental implants. This includes but is not limited to the following: crown prosthetic dentistry, bridge prosthetic dentistry, post crowns, veneer crowns and abutments. A Prosthesis ranges from (i) a model cast denture with a cast retaining and support element to (ii) a comfortable version like a telescopic denture seated on crowned teeth.

1.4                               “Dental Auxiliary Parts” are required for tooth preservation in restorative dentistry. This includes but is not limited to fillings and cast fillings including inlays and various other versions like on-lays and over-lays.

1.5                               “Dental Casts” are casts of the jaw and/or the teeth and reflect the shape and arrangement of the teeth in the patient’s mouth without three-dimensional variance. Dental Casts serve as a planning aid for dentists and as a basis of the dental engineer’s work. Dental Casts are defined in particular as but are not limited to diagnostic casts, original dies, functional models, repair models, counterbite models, master dies, saw-cut models or die models.

1.6                               “Drill Jigs” are positioning aids for implants and are used by the dentist for the purpose of navigated implantation of dental implants. The jigs are designed on the basis of (3D) X-ray data and grafted on the existing bone, mucous membrane or residual tooth. With the help of the guides integrated in the Drill Jig, the drill and implant are guided to the pre-defined position.

[***]                   Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.7                               The term “Third Party” comprises every individual or legal entity with the exception of the party concerned and its Affiliated Companies.

1.8                               The “Effective Date” of this Agreement is the date on which this Agreement has been signed by the duly authorised representatives of both Parties. If the Agreement has not been signed by both Parties on the same day, the Effective Date is the later of the two dates of execution.

1.9                               “Licenced BEGO Patent Rights” are patents, utility models as well as applications for them, issuing thereof, their substitutes, renewal, confirmation and reissue as well as the patents applied for or issued internationally based on the priority of these patent or utility model applications listed in Annex 1 as well as divisional applications based thereon or derivations from them.

1.10                        “Licenced VOXELJET Patent Rights” are patents, utility models as well as applications for them, issuing thereof, their substitutes, renewal, confirmation and reissue as well as the patents applied for or issued internationally based on the priority of these patent or utility model applications listed in Annex 2 as well as divisional applications based thereon or derivations from them.

1.11                        “Net Selling Price” is the amount that a Third Party is invoiced for the acquisition of a Contractual Product or the amount that is invoiced by an Affiliated Company, sub-licensee or distributor.

Use for own purposes or Acquisition by an Affiliated Company must be based on an amount that has been defined at arm’s length.

For the purposes of paragraph 4.3, paragraph 1.9 shall apply mutatis mutandis relative to Consumables.

The term Acquisition shall also include renting in terms of precarium for a limited time which directly or indirectly serves the purpose of acquisition.

The following items shall be deducted from the amount thus determined to the extent such discount is actually granted or separately allocated to the Contractual Product by the seller in application of generally accepted accounting standards; for an exemplary calculation see Annex 3.

(i)                                     Value-added tax and excise duty paid by the seller, customs and other public charges that are levied on the manufacturing, import, usage or sale of the Contractual Products;

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(ii)                                  customary quantity and cash discounts, customary commissions and dealer compensation or discount granted for buying the Contractual Product;

(iii)                               credit notes issued to customers for Contractual Products returned or for price reductions with subsequent effect concerning the Contractual Products;

(iv)                              costs of transportation, transport insurance and packaging if they are an integral part of the purchasing price of a Contractual Product invoiced to the Third Party on condition that the discount does not exceed the difference between the purchasing price invoiced to the Third Party and the average purchasing price that Third Parties pay excluding transport, insurance and packaging costs in the respective country.

1.12                        “Consumables” are all materials that are processed or finished in application of the Contractual Processes.

1.13                        “Party/Parties”, depending on the respective context, are either BEGO or VOXELJET or BEGO and VOXELJET together.

1.14                        “Patent claim” is defined as any claim from an issued and not yet expired licenced patent right or utility model which has not been revoked, withdrawn or declared nil and void in part or as a whole by a court or an authority entitled to do so by way of a decision against which no legal redress i.e. appeal has been lodged or may be lodged and concerning which no waiver was declared.

1.15                        “Improvement Inventions” is defined as any inventions, adaptations and amendments of the licenced patent rights that relate to the Contractual Products which

(i)                                     improve the effect or effectiveness of the Contractual Products;

(ii)                                  minimise side effects or any other negative consequential effects of the Contractual Products; or

(iii)                               reduce costs and/or enhance efficiency or improve manufacturing in manufacturing and the manufacturing process of the Contractual Products.

1.16                        “Affiliated Companies” with respect to each and every contractual party are defined as any person, company, corporation and any other association

(i)                                     in which one of the Parties directly or indirectly holds at least fifty per cent (50%) of the voting shares,

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(ii)                                  which directly or indirectly holds at least fifty per cent (50%) of the voting shares in one of the Parties,

(iii)                               if at least fifty per cent (50%) of the voting stock is held directly or indirectly by a person, company, corporation or any other association which in turn directly or indirectly holds at least fifty per cent (50%) of the voting stock of a Party.

For the purposes of paragraph 1.13, relative to BEGO, the controlling shareholders shall be the contracting party.

1.17                        “Agreement” is defined as this Patent Licensing Agreement as well as any annexes thereto.

1.18                        “Territory” is defined as any countries in which BEGO is allowed to use the Licenced VOXELJET Patent Rights and/or VOXELJET is allowed to use the Licenced BEGO Patent Rights. These are the countries in which the Licenced BEGO Patent Rights and the Licenced VOXELJET Patent Rights exist.

1.19                        “Production Site” is defined as the place where the respective Party is allowed to manufacture the Contractual Products, namely

•                                          relative to VOXELJET 86316 Friedberg; and

•                                          relative to BEGO 28359 Bremen

as well as any future production sites located within the Territory. Changes in the Production Site to outside the Territory shall be subject to the respective other Party’s consent.

1.20                        “Contractual Products” are the products for which BEGO is allowed to use the Licenced VOXELJET Patent Rights or for which VOXELJET is allowed to use the Licenced BEGO Patent Rights in equivalent form and/or in an indirect way, namely every machine or part of a machine, in particular but not limited to the VOXELJET VX Concept plant.

1.21                        “Contractual Process” means the application of the processes that form the subject-matter of the Licenced BEGO Patent Rights and the Licenced VOXELJET Patent Rights respectively.

1.22                        “Confidential Information” is defined as know-how, all the data and information of the Parties including development data that is not in the public domain and relates to the Contractual Products, the Field of Application, the company, the research and development activities and results, the financial situation, contractual relationships or the

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

business of the Parties. The term Confidential Information also includes the existence as well as the terms and conditions of this Agreement.

1.23                        “3D Printing” describes an additive manufacturing process in the context of which first in a process room a particle material is applied as a thin, homogeneous layer and a bonding material is subsequently selectively released to pre-defined areas of the homogeneous layer in the process room by means of a printer head which areas conform to the cross-section of a product in the respective layer for the purpose of solidifying these pre-defined areas of the layer. A description of this process, for instance, is included in the German patent application DE 10 2010 015 451 Al.

Section 2                                             Licence

2.1                               BEGO herewith grants VOXELJET the exclusive right to use the Licenced BEGO Patent Rights for the development, manufacturing at the Production Site, marketing, sale and other type of usage of Contractual Products in application of the Contractual Processes in the VOXELJET Field of Application and in the Territory subject to the provisions and limitations of this Agreement.

2.2                               VOXELJET herewith grants BEGO the exclusive right to use the Licenced VOXELJET Patent Rights for the development, manufacturing at the Production Site, marketing, sale and other type of usage of Contractual Products in application of the Contractual Processes in the BEGO Field of Application and in the Territory subject to the provisions and limitations of this Agreement.

2.3                               An exclusive right within the meaning of paragraphs 2.1 and 2.2 is defined as a Party and its Affiliated Companies reserving the right to use own patent rights themselves in their own field of application for the purposes of development, manufacturing, marketing, sale and any other type of use of Contractual Products. Otherwise the Parties shall not use or sub-licence their respective patent rights outside the fields of application allocated to them.

2.4                               VOXELJET has the right to grant sub-licences to an Affiliated Company all the Licenced BEGO Patent Rights under this Agreement in line with paragraph 2.1 and with respect to manufacturing, usage, marketing and sale of the Contractual Products in application of the Contractual Processes to grant sub-licences to any Third Party.

2.5                               BEGO has the right to grant sub-licences to an Affiliated Company all the Licenced VOXELJET Patent Rights under this Agreement in line with paragraph 2.2 and with respect to manufacturing, usage, marketing and sale of the Contractual Products in

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application of the Contractual Processes to grant sub-licences all the Licenced VOXELJET Patent Rights to any Third Party.

Section 3                                             Rights With Respect to Improvements

3.1                               BEGO is the owner of any Improvement Inventions developed by it and VOXELJET shall not obtain any rights and licences with respect to the Improvement Inventions except the powers listed in the following.

3.2                               Should BEGO, its Affiliated Companies or sub-licensees during the term of this Agreement make Improvement Inventions relating to the usage of the Contractual Products in the Field of Application, BEGO agrees to notify VOXELJET of the Improvement Inventions in due time in writing and place at VOXELJET’s disposal a data package that in BEGO’s opinion comprises all the information, know-how and other data that is required by VOXELJET for being able to use the Improvement Inventions for development, manufacturing, marketing, sale and/or any other use of products without prejudice to BEGO’s licences under this Agreement. BEGO herewith grants VOXELJET a non-exclusive, perpetual, gratuitous licence to use the Improvement Inventions and any information, know-how and other data that relate to the Improvement Inventions and that were placed at VOXELJET’s disposal by BEGO and grant sub-licences thereto in line with paragraph 2.4. This shall be without prejudice to BEGO’s undertaking in the event of awarding licences in the VOXELJET Field of Application in or the disposal of Improvement Inventions to Third Parties prior to conclusion of contract with the Third Party to notify VOXELJET in writing of the conditions for the respective legal transaction as well as to submit to VOXELJET an offer to enter into a licensing and purchasing agreement with VOXELJET subject to the same conditions. BEGO agrees to allow VOXELJET a period of six weeks to accept this offer; the offer must be accepted in writing (“Pre-emptive Right”).

3.3                               VOXELJET is the owner of any Improvement Inventions developed by it and BEGO shall not obtain any rights and licences with respect to the Improvement Inventions except the powers listed in the following.

3.4                               Should VOXELJET, its Affiliated Companies or sub-licensees during the term of this Agreement make Improvement Inventions relating to the usage of the Contractual Products in the Field of Application, VOXELJET agrees to notify BEGO of the Improvement Inventions in due time in writing and place at BEGO’s disposal a data package that in VOXELJET’s opinion comprises all the information, know-how and other data that is required by BEGO for being able to use the Improvement Inventions for development, manufacturing, marketing, sale and/or any other use of products without prejudice to VOXELJET’s licences under this Agreement. VOXELJET herewith grants

[***]                   Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

BEGO a non-exclusive, perpetual, gratuitous licence to use the Improvement Inventions and any information, know-how and other data that relate to the Improvement Inventions and that were placed at BEGO’s disposal by VOXELJET and grant sub-licences thereto in line with paragraph 2.5. This shall be without prejudice to VOXELJET’s undertaking in the event of awarding licences in the BEGO Field of Application in or the disposal of Improvement Inventions to Third Parties prior to conclusion of contract with the Third Party to notify BEGO in writing of the conditions for the respective legal transaction as well as to submit to BEGO an offer to enter into a licensing and purchasing agreement with BEGO subject to the same conditions. VOXELJET agrees to allow BEGO a period of six weeks to accept this offer; the offer must be accepted in writing (“Pre-emptive Right”).

Section 4                                             Remuneration

4.1                               In consideration of granting of the Licenced BEGO Patent Rights under this Agreement, VOXELJET shall pay to BEGO within thirty (30) days of conclusion of contract a non-redeemable and non-offsettable advance payment totalling [***].

4.2                               Without prejudice to paragraph 4.3, VOXELJET shall furthermore pay a turnover-related licence fee totalling [***] of the Net Selling Price of the Contractual Products to the extent a licenced BEGO patent right is being used in consideration of granting of the Licenced BEGO Patent Rights under this Agreement.

4.3                               VOXELJET shall furthermore pay to BEGO a licence fee that is calculated depending on the quantity of Consumables used totalling [***] of the Net Selling Price of Consumables in consideration of the products manufactured in application of the Contractual Processes, to the extent a licenced BEGO patent right is being used. The licence fee according to paragraph 4.3 shall be incurred if and to the extent VOXELJET or a company affiliated with VOXELJET supplies a Third Party who uses a Contractual Product in application of Contractual Processes with Consumables. After payment of the licence fee according to paragraphs 4.2 and 4.3, Third Parties and thus VOXELJET shall not incur any additional licence fee payments with respect to the Contractual Processes that are performed on such a Contractual Product by a Third Party; this means that BEGO to this extent waives its right to assert the Licenced BEGO Patent Rights against Third Parties who acquired Contractual Products from VOXELJET and are using Contractual Processes.

4.4                               No fees according to paragraphs 4.2 and 4.3 shall be incurred for Contractual Products that are manufactured for BEGO or companies affiliated with BEGO.

4.5                              In the event of sub-licences, this does explicitly not include user licences to Third Parties for the use of the Contractual Products and Contractual Processes according to paragraph

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4.3 that are performed on these Contractual Products by these Third Parties, VOXELJET shall pay to BEGO a share of [***] of any licence fees that VOXELJET receives for granting the sub-licence, however only to the extent that the VOXELJET patent rights have not been issued with final and absolute effect or have been revoked or eliminated.

Section 5                                             Payment Terms

5.1                               Licence fees shall be paid to the accounts to be indicated by the Parties in euros plus the statutory rate of value-added tax, as amended, incurred on it.

5.2                               As per the 31st day of the month of December in each calendar year, VOXELJET shall draw up a statement of accounts for the previous calendar year. The first statement of account will comprise all the relevant cases from 1 January 2012 onwards. The invoice shall be sent within four weeks of expiry of the calendar year concerned.

5.3                               VOXELJET shall keep books and draw up statements of account for any data that is required for correct and complete accounts. Once every year during VOXELJET’s normal business hours BEGO has the right upon reasonable prior announcement to have VOXELJET’s accounts with respect to the previous calendar year inspected by an independent auditor who is under a professional secrecy obligation. VOXELJET agrees to assume the costs of the auditor should the difference between the statements of account and the auditor’s findings amount to five per cent (5%) or more to BEGO’s detriment. Differential amounts shall be payable and due immediately.

5.4                               The licence fees shall be payable by VOXELJET within thirty days of the date of invoice. Reciprocal payments shall be offset against each other. Payment shall be made to the account indicated on the invoice.

5.5                               After occurrence of the maturity, every amount shall incur five (5) percentage points interest on top of the applicable base rate.

Section 6                                             Obtaining and Maintaining the Licenced Patent Rights

6.1                               The Parties have the obligation to pursue the process of issuance for the application for the respective Licenced VOXELJET Patent Rights and/or the Licenced BEGO Patent Rights without time delay and in a proper way and to maintain the Licenced VOXELJET Patent Rights and/or the Licenced BEGO Patent Rights during the term of this Agreement. The Parties agree to take any action that is deemed to be economically reasonable and necessary for issuing or maintaining the Licenced VOXELJET Patent Rights and Licenced BEGO Patent Rights respectively.

[***]              Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

6.2                               Should VOXELJET decide to discontinue the issuing process or prematurely drop or sell a licenced VOXELJET patent already issued, VOXELJET has the duty to notify BEGO in writing of its corresponding intention at least thirty (30) days prior to expiry of the pertinent periods like disclosure periods or time allowed to pay maintenance fees and to submit to BEGO a written offer to take on the licenced VOXELJET patent right concerned free of charge. Should BEGO accept the offer to take on the licenced VOXELJET patent right within thirty (30) days of receipt of this offer, VOXELJET agrees to take any action that is necessary for the transfer of the licenced VOXELJET patent in the patent register. The licence fees relating to the licenced VOXELJET patent taken on by BEGO shall remain unchanged as a result of take-over which means that BEGO shall not increase the licence fees even if the licenced VOXELJET patent was included in the calculation of the licence fee. Should BEGO allow the period of thirty (30) days to pass without accepting the offer to take on the patent, VOXELJET may at its discretion drop the licenced VOXELJET patent concerned. In this case VOXELJET shall not have any claims for damages against BEGO. At VOXELJET’s request BEGO shall grant VOXELJET a non-exclusive gratuitous right to use the licenced VOXELJET patent taken on.

6.3                               Should BEGO decide to discontinue the issuing process or prematurely drop or sell a licenced BEGO patent already issued, BEGO has the duty to notify VOXELJET in writing of its corresponding intention at least thirty (30) days prior to expiry of the pertinent periods like disclosure periods or time allowed to pay maintenance fees and to submit to VOXELJET a written offer to take on the licenced BEGO patent right concerned free of charge. Should VOXELJET accept the offer to take on the licenced BEGO patent right within thirty (30) days of receipt of this offer, BEGO agrees to take any action that is necessary for the transfer of the licenced BEGO patent in the patent register. The licence fees relating to the licenced BEGO patent taken on by VOXELJET shall remain unchanged as a result of take-over which means that VOXELJET shall not increase the licence fees even if the licenced BEGO patent was included in the calculation of the licence fee. Should VOXELJET allow the period of thirty (30) days to pass without accepting the offer to take on the patent, BEGO may at its discretion drop the licenced BEGO patent concerned. In this case BEGO shall not have any claims for damages against VOXELJET. VOXELJET shall at BEGO’s request grant BEGO a non-exclusive gratuitous right to use the licenced BEGO patent taken on.

6.4                               Every Party has the right to apply for registration of the licence to the licenced patent that was granted in the German patent register or its equivalent abroad at its own expense. The other Party agrees to support the registration and at request shall take any action that may be required to achieve it.

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Section 7                                             Defending the Licenced Rights Against Infringement by Third Parties

7.1                               The Parties agree to reciprocally notify each other in writing of any infringement of licenced rights of the respective other Party that they may become aware of during the term of this Agreement.

7.2                               The Parties may at their discretion enforce claims for infringement by Third Parties.  Should either of the Parties decide to enforce infringement claims, the other Party agrees to make the corresponding declarations to enable such enforcement. A German and English version of the corresponding licence acknowledgement and assignment declaration was annexed to this Agreement as Annex 4.

Section 8                                             Warranties

8.1                               The Parties reciprocally represent and warrant as follows

(i)                                     I am the owner or authorised licensor of the licenced patents concerned.

(ii)                                  I have the right to enter into this Agreement and to grant the licences therein granted.

(iii)                               I am not aware of the existence of any circumstances which could render the licenced rights concerned invalid or according to which use of such licenced rights could infringe upon Third Party patent rights.

8.2                               The Parties do not assume a warranty as to the technical feasibility, technical suitability, commercial marketability, the fitness for production, profitability of production and/or the competitiveness of the licenced rights concerned. The Parties in particular shall not assume neither an express nor an implied warranty or representation as to the success of development and marketing of the Contractual Products. Moreover, the Parties shall not warrant to each other that a patent may be obtained for the licenced rights concerned.

8.3                               Warranty claims, if any, shall become statute-barred within [***] of the statutory commencement date of the limitation period.

Section 9                                             Confidentiality

9.1                               Any Confidential Information that a Party (“Notifying Party”) notifies the other Party of (“Receiving Party”) or discloses to it in any other way on the basis of or in connection with this Agreement may only be used by the Receiving Party for the purposes of this Agreement. The Receiving Party shall not use the Confidential Information received from the Notifying Party for any purposes other than those relating to the Agreement and may

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not forward the Confidential Information to Third Parties or make it available to them in any other way without the Notifying Party’s consent.

9.2                               The Receiving Party further undertakes to take any reasonable steps and take any precautions that may be necessary for preventing unauthorised use or disclosure of the Confidential Information received from the notifying party. The Receiving Party shall exclusively make the Confidential Information available to its staff, vicarious agents (Erfüllungsgehilfen), consultants, licensees, future licensees and financial investors who need to have knowledge of the Confidential Information received from the Notifying Party so as to enable the Receiving Party to comply with its rights and obligations under this Agreement and it shall only disclose them if and to the extent the staff, vicarious agents, consultants, licensees, future licensees and financial investors concerned have assumed vis-à-vis the Receiving Party an adequate confidentiality undertaking which corresponds to and comprises comparable terms and conditions to this Agreement that prohibit unauthorised use and disclosure of the Confidential Information received from the Notifying Party. The Receiving Party agrees to promptly notify the Notifying Party in writing if and once it has become aware of unauthorised use or disclosure of the Confidential Information received from the Notifying Party and it shall at the Notifying Party’s request take any appropriate action that is required for preventing further unauthorised use or disclosure of the Confidential Information received from the Notifying Party.

9.3                               The aforementioned obligations of the Receiving Party under paragraphs 9.1 and 9.2 above shall not apply with respect to information with respect to which the Receiving Party may prove by presenting written documents that such information:

(i)                                     at the time of notification by the Notifying Party had already been in the public domain or had subsequently become public knowledge without the Receiving Party’s fault;

(ii)                                  at the time of notification by the Notifying Party had already been in the Receiving Party’s possession;

(iii)                               had been made available to the Receiving Party by a Third Party without a confidentiality obligation and duty to refrain from using it being imposed;

(iv)                              based on a statutory provision or court order needs to be disclosed to public authorities; the Receiving Party, however, shall have the obligation to notify the Notifying Party thereof in due time in writing so as to give the Notifying Party an opportunity to initiate reasonable steps at its discretion so as to prevent the Confidential Information received from becoming generally available; or

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(v)                                 have been developed by the Receiving Party independently from and without breaching this Agreement.

9.4                               After termination of this Agreement for whatever reason the Receiving Party agrees to return to the Notifying Party any copies of documents and any other material that comprises the Confidential Information received from the Notifying Party or destroy it after having been requested by the Notifying Party to do so. This only excludes copies the Receiving Party is required to keep by law or has the right to keep on the basis of this Agreement. Within thirty (30) days of termination of this Agreement, the Receiving Party shall send to the Notifying Party a written confirmation as to compliance with this paragraph 9.4.

9.5                               All the obligations of the Receiving Party under paragraphs 9.1 and 9.2 with respect to the protection of Confidential Information received from the Notifying Party shall also survive termination of this Agreement, whatever the reason for termination.

Section 10                                      Term and Termination

10.1                        This Agreement shall come into force upon the Effective Date and the term of the Agreement shall go on for as long as a Contractual Product is still governed by a licenced VOXELJET patent right or licenced BEGO patent right in any country within the Territory. Any Contractual Products manufactured and supplied by the Parties and paid for by the customer prior to the commencement date of the Agreement that are governed by a licenced patent claim shall be deemed to have been settled and shall not trigger payment of a licence fee according to paragraphs 4 and 5.

10.2                        Should one of the Parties (“Party In Breach”) breach a contractual duty which is of the essence of the Agreement or be in delay with performance of one of its obligations under this Agreement, the other Party (“Party Not In Breach”) shall notify the Party In Breach in writing of the breach of contract and/or the delay in the performance of an obligation and request that the breach of contract and/or delay in performance of an obligation be cured without undue delay. Should the Party In Breach fail to cure the breach of contract or delay in the performance of an obligation within thirty (30) days of receipt of the written notice from the Party Not In Breach, the Party Not In Breach has the right to give to the Party In Breach written notice of termination of this Agreement as a whole or for individual countries located within the Territory or for individual fields of application. Termination of this Agreement shall not affect the right of the Party Not In Breach to assert against the Party In Breach damages as well as any other claims that may be incurred by the Party Not In Breach due to the breach of contract or delay in the performance of the obligation and the resulting premature termination of the Agreement.

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A breach of a provision which is of the essence of the Agreement which shall give the respective other Party the right to terminate this Agreement for cause shall exist in particular in the following circumstances:

(i)                                     delay with drawing up a statement of account for and/or payment of licence fees,

(ii)                                  a Party challenging the other Party’s property rights.

10.3                        Furthermore and in supplement to the extraordinary right of termination, every Party has the right to terminate this Agreement for cause i.e. with immediate effect by sending the respective other Party a written termination notice should the assets of the other Party be subjected to bankruptcy or insolvency proceedings.

Section 11                                      Legal Consequences of Termination of Agreement

11.1                        In the event of termination of this Agreement the licence to the contractual patents entered into under this Agreement shall expire.

11.2                        Unless otherwise agreed upon, the Party concerned agrees in the event of termination of this Agreement, for whatever reason, to discontinue without undue delay further manufacturing, production, distribution, marketing and disposal of Contractual Products on the basis of this Agreement. Should the licensing agreement be terminated for reasons which are not attributable to the other Party, the Party concerned shall continue to have the right to deplete and sell off its stocks of Contractual Products within a period of no more than one hundred and twenty (120) days following termination of this Agreement without prejudice to the obligation to pay to BEGO turnover-related licence fees for such sell-off of Contractual Products.

11.3                        Termination of this Agreement for whatever reason shall not release the Party concerned from its obligations of paying any licence fees and other fees which have been incurred during the term of the Agreement but remain unpaid upon termination of Agreement and/or are only incurred after the Agreement was terminated.

Section 12                                      Final Provisions

12.1                        No Party has the right to assign its rights or the performance of its obligations under this Agreement without the other Party’s prior written consent; a Party, however, may only refuse to consent for good cause; no prior written consent must be obtained from the other Party for assignment of rights or performance of obligations under this Agreement to an Affiliated Company or in the context of disposal of all material assets of the Party concerned. As a result of permissible assignment, this Party shall not be released from its

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obligations under this Agreement including the obligation to pay licence fees for any Net Selling Prices that the buyer or sub-licensee may generate from the sale of the Contractual Products.

12.2                        This Agreement shall be governed by the laws of the Federal Republic of Germany excluding the UN Sales Convention (CISG).

12.3                        In case of disputes arising from or in connection with this Agreement or concerning its validity, a final and binding decision will be taken under the arbitration rules of the German Institute of Arbitration (Deutsche Institution für Schiedsgerichtsbarkeit e. V., DIS) and ordinary legal redress shall be excluded. Hamburg shall be the venue of arbitration proceedings. The arbitration tribunal shall be made up of three arbitrators. German law shall be the governing substantive law. German shall be the language relevant for arbitration proceedings.

12.4                        The Parties are aware of the risk of one or several of the provisions of this Agreement becoming invalid or nil and void in contrast to what is currently envisaged by the Parties. Also in this case the Parties are willing to exclude every doubt about the validity of this Agreement. Should one or several provisions of this Agreement including this clause be or become invalid or nil and void in part or as a whole or should it turn out that there is a loophole in this Agreement, the Agreement shall therefore in derogation of section 139 German Civil Code (BGB) not only remain valid if in doubt but instead always. The contracting parties agree to replace the invalid or missing provisions by provisions that most closely correspond to the intended commercial purpose of the Agreement.

12.5                        In derogation of section 9 the Parties shall make a press release coordinated between them regarding cooperation under this Agreement by which the public will be informed of the fact that the Parties have entered into this licensing agreement - without mentioning any details of the individual terms and conditions.

12.6                        This Agreement including its annexes constitutes the overall agreement between the Parties with respect to the subject-matter of the Agreement. This Agreement shall supersede any previous written and verbal agreements that may have been made between the Parties with respect to the subject-matter of agreement. Changes in and amendments of this Agreement shall only be valid and effective if made in writing. This rule shall also apply to a waiver of the written form requirement.

/s/ Thomas Kosin	/s/ Ingo Ederer
BEGO Medical GmbH	VOXELJET technology GmbH

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Annexes:

Annex 1: List of Licenced BEGO Patents

•                        EP 2289462 Al: continuous, generative manufacturing process and device

•                        DE 20 2011 003 443: device for generative production of three-dimensional components

•                        WO 2012 076205 Al: device and process for generative production of three-dimentional components

Annex 2: List of Licenced VOXELJET Patents

•                        DE 102010015451 Al: process and device for producing three-dimensional objects

•                        WO 2011 127897 A2: process and device for producing three-dimensional models

Annex 3: Sample Net Selling Price Invoice

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BEGO Medical GmbH — Postfach -28353 Bremen

voxeljet technology GmbH
Attn.: Dr. Ingo Ederer
Paul-Lenz-Straße 1
86316 Friedberg

Unser Zeichen: Lizenzvertrag	Tel.: +49 (0) 421 20 28-110	24. September 2012
kosin@bego.com	Fax: +49 (0) 421 20 28-44110

Confirmation of licence for VOXELJET technology GmbH

Dear Dr. Ederer,

The undersigned company is the proprietor of the following patents:

•                        EP 2289462 Al: Vorrichtung und Verfahren zur kontinuierlichen, generativen Fertigung

•                        DE 20 2011 003 443: Vorrichtung zur generativen Herstellung dreidimensionaler Bauteile

•                        WO 2012 076205 Al: Vorrichtung und Verfahren zur generativen Herstellung dreidimensionaler Bauteile (“Patents”)

According to the licence agreement dated August 21st, 2012 the Friedberg-based firm of VOXELJET technology GmbH [and its Associated Companies] has been granted an exclusive licence in the so-called VOXELJET Field of Use for all those countries in which the Patents have been registered (“Contractual Territories”).

VOXELJET technology GmbH and its Associated Company have the right, therefore, to grant sub-licences in its own name to third-parties anywhere within the Contractual Territories.

VOXELJET technology GmbH is also entitled to assert any rights deriving from these patents, in its own name and to its own account. Any claims to damages that may have arisen due to infringements of these patents prior to August 21st, 2012 have been assigned to VOXELJET technology GmbH. This assignment of rights is repeated here as a precautionary measure.

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Bremen, 24.09.12
(Place), (date)

/s/ Thomas Kosin
BEGO Medical GmbH

VOXELJET technology GmbH expressly accepts the above assignment a second time.

Friedberg,	26.09.12	/s/ Ingo Ederer
Signature of managing director

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BEGO Medical GmbH
Mr Christoph Weiss
Wilhelm-Herbst-Straße 1
28359 Bremen

September 27, 2012

Confirmation of licence for BEGO Medical GmbH

Dear Mr Weiss,

The undersigned company is the proprietor of the following patents:

•                  DE 102010015451 Al : Verfahren und Vorrichtung zum Herstellen dreidimensionaler Objekte („Patents”)

•                  WO 2011 127897 A2: Verfahren und Vorrichtung zum Herstellen dreidimensionaler Modelle

According to the licence agreement dated August 21st, 2012 the Bremen-based firm of BEGO Medical GmbH [and its Associated Companies] has been granted an exclusive licence for all those countries in which the Patents have been registered (“Contractual Territories”).

BEGO Medical GmbH and its Associated Company have the right, therefore, to grant sub-licences in its own name to third-parties anywhere within the Contractual Territories.

{BEGO Medical GmbH is also entitled to assert any rights deriving from these patents, in its own name and to its own account. Any claims to damages that may have arisen due to infringements of these patents prior to August 21st, 2012 have been assigned to BEGO Medical GmbH. This assignment of rights is repeated here as a precautionary measure.}

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Page 2 of our letter dated September 27, 2012

Augsburg, 27.09.2012

(Place), (date)

/s/ Ingo Ederer
VOXELJET technology GmbH

BEGO Medial GmbH expressly accepts the above assignment a second time.

Bremen,	/s/ Thomas Kosin
Signature of managing director

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